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Exhibit 4.2

KIMO.COM (CAYMAN) CORPORATION
STOCK OPTION AGREEMENT

I.  NOTICE OF GRANT

    1.  Optionee's Name

    You have been granted an option (the "Option") to purchase Shares of Kimo.com (Cayman) Corporation, a company incorporated under the laws of the Cayman Islands (the "Company"), subject to the terms and conditions of this Option Agreement as follows:

    Grant Number

    Option Price Per Share

    Total Number of Shares Granted

    Total Option Price

    Date of Grant

    Vesting Commencement Date

    Date of First Vesting

    Vesting Period:

    Exercise Expiration Date:

    2.  Vesting Schedule:

    You may exercise this Option, in whole or in part, according to the following vesting schedule:

    % of the Shares subject to the Option shall be vested and exercisable on            ("Date of First Vesting") and thereafter 6.25% of the Shares subject to the Option shall vest and be exercisable at the end of every 3 month period. 100% of the Shares subject to the Option shall be vested and exercisable upon the completion of 48 months of continuous employment from the Vesting Commencement Date. All unexercised Options shall expire on the Exercise Expiration Date. Anything in this Agreement notwithstanding, in the event of a termination of your status as an employee of a Group Company as a result of your death or Disability, the number of Shares vested shall be that number of Shares which would have been vested pursuant to this Agreement had you continued living or had not become disable for twelve (12) months after the date of death or Disability, and had been a Group Company employee for the entirety of those twelve (12) months.

    3.  Termination Period:

    You may exercise this Option for 30 days after your employment with a Group Company terminates, or for such longer period as set forth under Section 9 of this Option Agreement ("Termination Period"). Unless otherwise provided in this Option Agreement, no Option (or portion thereof) shall ever be exercisable if the Optionee's employment with a Group Company has terminated before the time at which such Option would otherwise have become exercisable, and any Option that would otherwise become exercisable after such termination shall not become exercisable and shall be forfeited upon such termination. In no case may you exercise this Option after Exercise Expiration Date as provided above.

II.  AGREEMENT

    1.  Definitions. As used herein, the following definitions shall apply:

    (a) "Board" means the Board of Directors of the Company.

    (b) "Cause" means, unless otherwise provided in the Optionee's Option Agreement, (i) engaging in (a) willful or gross misconduct or (b) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company or its Subsidiaries, or any affiliate thereof, (iv) fraud, insubordination, misappropriation or embezzlement, (v) a breach of the Optionee's employment agreement (if any) with the Company or its Subsidiaries or its affiliates, or (vi) any act detrimental to the Company or its Subsidiaries or its affiliates, including participation in a hostile takeover of the Company or its Subsidiaries or its affiliates.

    (c) "Committee" means the committee appointed by the Board to administer the Company's 2000 Stock Option Plan.

    (d) "Disability" means a disability that renders the Optionee, incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve month period.

    (e) "Fair Market Value" per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale or Shares on such exchange, as determined by the Committee; (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and ask prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee; or (ii) if Shares are not than listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make discretionary determinations where the Shares have not been traded for 10 trading days.

    (f)  "Group" means the Company and all of its Subsidiaries; each of the Company and its Subsidiaries being referred to as a "Group Company".

    (g) "Optionee" means the individual set forth in Section 1 of the Notice of Grant.

    (h) "Option Plan" means the 2000 Stock Option Plan of the Company.

    (i)  "Option Price" means the exercise price per Share set forth in the Notice of Grant.

    (j)  "Securities Act" means the United States Securities Act or 1933, as amended.

    (k) "Shares" means ordinary shares of par value US$0.001 each of Kirmo.com (Cayman) Corporation.

    (l)  "Subsidiary" means any corporation of which more than 50% of the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned by Kimo.com (Cayman) Corporation.

    (m) "Successor" of an Optionee means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

    2.  Grant of Option.  The Company hereby grants to the Optionee the Option to purchase the total number of Shares set forth in the Notice of Grant, at the Option Price subject to the terms of this Agreement, including the terms found in the Exercise Notice attached hereto as Exhibit A.

    3.  Exercise of Option.

    (a) Right to Exercise.  This Option shall be exercisable in accordance with the Vesting Schedule set out in Section 2 of the Notice of Grant and with the applicable provisions of this Option Agreement. In the event of Optionee's death, Disability or other termination of the employment relationship, this Option shall be exercisable in accordance with the applicable provision of this Option Agreement.

    (b) Method of Exercise.  This Option shall be exercisable by written notice (in the form attached as Exhibit A) (the "Exercise Notice") which shall state the election to exercise the option, the number of Share in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company. Such Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company. The Exercise Notice shall be accompanied by payment of the Option Price. This Option shall be deemed to be exercised upon receipt by the Company of such Exercise Notice accompanied by the Option Price.

    No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise all comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

    4.  Optionee's Representations.  In the event the Shares purchasable to the exercise of this Option have not been registered under the Securities Act, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

    5.  Lock-Up Period.  Optionee hereby agrees that if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell, make any short sale of loan, grant any option for the purchase of, or otherwise transfer any securities of the Company during the 180-day period (or each longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") commencing on the first date that the Company Shares are effectively listed and traded on a national stock market, (both dates inclusive), and to enter into an agreement with the Managing Underwriter, which agreement shall be in form and substance satisfactory to the Managing Underwriter, not to sell, make any short sale of loan, grant any option for the purchase of; or otherwise transfer any securities of the Company during the Market Standoff Period; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

    6.  Method of Payment.

    (a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

  (i)
  a certified or bank cashier's check;

  (ii)
  the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Company given as consideration under such a program, in each case if permitted by the Company in its discretion, if such a program has been established and the Optionee is eligible to participate therein; or

  (iii)
  by any combination of such methods of payment or any other method acceptable to the Company in its discretion.

    (b) The Company, in its discretion, may also permit the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Company, solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the segregate Option Price, as determined as of the day the Option is exercised.

    (c) Except in the case of an Option exercised by certified or bank cashier's check, the Company may impose limitations and prohibitions on the exercise of an Option as it deems appropriate. Any fractional Share resulting from an Optionee's election that are accepted by the Company shall in the discretion of the Company, be paid in cash.

    7.  Tax Withholding.  The Company may, in its discretion, require the Optionee to pay the Company at the time of exercise of any Option the amount that the Company deems necessary to satisfy the Company's obligation to withhold income or other taxes incurred by reason of the exercise. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state, national or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Company may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate. Notwithstanding anything contained herein to the contrary, the Optionee's satisfaction of any tax-withholding requirements imposed by the Company shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Options and the failure of the Optionee to satisfy such requirements with respect to the exercise of an Option shall cause such Option to be forfeited.

    8.  Restrictions on Exercise.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable securities or other laws or regulations.

    9.  Leave of Absence.  In the event that the Optionee, takes a leave of absence from his or her employment with a Group Company that is authorized by such Group Company, the Company and the Optionee shall discuss and agree on any relevant amendments to this Agreement with respect to the vesting and exercisability of the Option granted hereunder.

    10.  Termination of Relationship.  In the event an Optionee's status as an employee of a Group Company terminates, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

    (a) Unless otherwise provided herein, if the Optionee's employment with a Group Company is terminated other than by reason of voluntary separation, Cause, death, retirement or Disability, no exercise of an Option may occur after the expiration of the 90 day period to follow the termination, or if earlier, the Exercise Expiration Date; provided that, if the Optionee should die after termination of employment, such termination being for a reason other than Disability or retirement, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised by the decedent Optionee's successors, heirs, assigns or estate a; the case may be until the earlier of (i) one year from the date of termination of employment of the Optionee, or (ii) the Exercise Expiration Date.

    (b) Unless otherwise provided herein; if the Optionee's employment with a Group Company terminates due to the death, retirement or Disability of the Optionee, no exercise of an Option may occur after the corporation of the one-year period to follow such termination or, if earlier, the Exercise Expiration Date.

    (c) Unless otherwise provided herein, if (i) the Optionee's employment is terminated by a Group Company for the Cause or (ii) the Optionee voluntarily terminates employment with a Group Company (other than on account of death, retirement or Disability) the Optionee's Option, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

    (d) Unless otherwise expressly provided herein, no provision of this Section 9 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon cessation of employment.

    11.  Non-Transferability of Option.  An Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, Successors and assigns of the Optionee.

    12.  Right of First Refusal.  Shares received in connection with an Option shall be subject to a right of first refusal pursuant to which, the Company shall be entitled to repurchase the Shares, and the Company shall also have the right to designate a third party (the "Designee") to purchase the Shares, in the event of a prospective sale of the Shares, subject to the terms set forth in the Exercise Notice.

    13.  Term of Option.  An Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement. The Option shall also expire, be forfeited and terminate upon the commencement of the dissolution, liquidation or other proceedings for the winding up of the Company or at such time and in such circumstances as otherwise provided hereunder or under the Option Plan.

    14.  Tax Consequences.  OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING AN OPTION OR DISPOSING SHARES.

    15.  Optionee's Right.  Optionee's right shall be as set forth herein and the Optionee shall not be entitled to Options or grants of Options resulting from an increase in the number of Shares subject to Options authorized or otherwise made available under Section 5 of the Option Plan or as a result of any pre-initial public offering capital raising activities.

    16.  Entire Agreement; Governing Law.  This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereto, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the State of New York of the United States of America, without reference to principles of conflicts of law.

Kimo.com (Cayman) Corporation a Cayman Islands corporation
By:
Title:

    OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSTANCY OR EMPLOYMENT AT THE WILL OF A GROUP COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY A GROUP COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE RIGHT OF A GROUP COMPANY TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

    Optionee hereby accepts this Option, subject to all of the terms and provisions herein, including the forms set forth in Exhibit B. Optionee has reviewed this Option Agreement (including its Exhibits) in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under of this Option Agreement. Option further agrees to notify the Company upon any change it he residence address indicated.

Dated:

Optionee
Residence Address:

EXHIBIT A
EXERCISE NOTICE

Kimo.com (Cayman) Corporation

Attention:

    1.  Exercise of Option.  Effective as of today,            , 20  , the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase            ordinary shares (the "Shares") of Kimo.com (Cayman) Corporation (the "Company") under and pursuant to a Stock Option Agreement dated            , 2000 between the Company and the Optionee (the "Option Agreement").

    2.  Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

    3.  Rights as Shareholder.  Until issuance of such Shares as evidence by the appropriate entity on the books of the Company or of a duly authorized transfer agent of the Company, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Shares, notwithstanding the exercise of the Option. The Company shall enter (or causes to be entered) such issuance promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date of such entity.

    Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares of the Company exercises its Right of First Refusal or the Company's Designee (as hereinafter defined) exercises its right to purchase the Shares hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company or to its Designee.

    4.  Company's Right of First Refusal.  Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have a right of first refusal to repurchase the Shares on the terms and conditions set forth in this Section, (the "Right of First Refusal"). The Company shall also have the right to designate a third party (the "Designee") to purchase the Shares on the terms and conditions set forth in this Section.

      (a)  Notice of Proposed Transfer.  In the event that the Holder wishes to sell all or a portion of the Shares held by such Holder, the Holder shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee of the Shares offered for sale ("Proposed Transferee"); (iii) the proposed number of Shares to be transferred to each Proposed Transferee; and

      (b)  Exercise of Right of First Refusal.  At any time within fifteen (15) days after receipt of the Notice, the Company or its Designee may, by giving written notice to the Holder, elect to exercise its respective right to repurchase or purchase all, or any portion, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

      (c)  Purchase Price.  The purchase price ("Purchase Price") for the Shares purchased by the Company or its Designee under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Company in good faith.

      (d)  Payment.  Payment of the Purchase Price shall be made, at the option of the Company or its Designee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of purchase by a Designee, to the Designee), or by any combination thereof within sixty (60) days after receipt of the Notice or in the manner and at the times set forth in the Notice agreed upon by the Company or its Designee.

      (e)  Holder's Right to Transfer.  If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not repurchased by the Company or purchased by its Designee as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and on terms and conditions not more favorable to the Proposed Transferee than those described in the Notice; and provided further that any such sales or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period or if the transfer of Shares to the Proposed Transferee will be on terms and conditions more favorable than those described in the Notice, a new Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal for the repurchase of the Shares or to designate a Designee to purchase the Shares, before any Shares held by the Holder may be sold or otherwise transferred.

      (f)  Termination of Right of First Refusal.  The Company's Right of First Refusal for the repurchase of Shares or the right to designate the Designee to purchase Shares shall terminate immediately as to all Shares upon the occurrence of the first to occur of the following events:

    (i)
    the acquisition of Company by another entity by means of the merger or consolidation of the Company with or into another corporation in which the shareholders of the Company own less than 50% of the voting securities of the surviving entity,

    (ii)
    the sale of all or outstanding all of the assets of the Company, or

    (iii)
    the date upon which publics market exists for the Company's capital stock (or any other stock issued to purchasers in exchange for the Shares purchased under this Agreement). For the purpose of this Agreement, a "Public Market" shall be deemed to exist if (x) such stock is listed on a national securities exchange or (y) such stock is traded on the over-the-counter market and prices are published daily on business days in a recognized financial journal.

    5.  Tax Consultation.  Optionee understands that Option may suffer tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Options deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

    6.  Escrow of Shares.

    (a) The share certificates representing the Shares issued under this Agreement shall be, at the election of the Company, held by an escrow agent designated by tin Company (the "Escrow Agent"), along with two stock assignments executed by the Optionee in blank, until the expiration of the Company's right to repurchase the Shares as set forth above or until the expiration of the right to purchase of the Shares by the Designee. The two stock assignments are attached hereto.

    (b) The Escrow Agent is hereby directed to permit transfer of the Shares only in accordance with this Agreement or instructions signed by the Company or its Designee and the Optionee. In the event further instructions are desired by the Escrow Agent, the Escrow Agent shall be entitled to rely upon

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directions executed by a majority of the authorized number of the Company's Board. The Escrow Agent shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment.

    (c) If the Company exercises its Right of First Refusal or the Designee exercises its right to purchase Shares hereunder, the Escrow Agent, upon receipt of written notice of such exercise from the Company or its designee, shall undertake to execute or cause to be executed the blank stock assignment forms and take all steps necessary to accomplish the share transfer, including registering the transfer of the Shares and delivering the share certificates representing the transferred Shares to the Company or the Designee.

    (d) When the Right of First Refusal expires unexercised, upon Optionee's request the Escrow Agent shall promptly deliver such certificate to Optionee.

    (e) Subject to the terms hereof, Optionee shall have all the rights of a shareholder with respect to such Shares represented by the share certificates held in escrow, including without limitation, the right to vote the Shares and receive any dividends declared thereon. If, time to time during the term or the provisions of Section 4, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all now, substituted or additional securities to which Optionee is entitled by reason of his ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Agent and included thereafter as "Shares" for purposes of this and the Company's Right of First Refusal.

    6.  Restrictive Legends and Stop-Transfer Orders.

    (a)  Legend.  Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable securities laws:

  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

  THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND KIMO.COM (BVI) CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

    (b)  Stop-Transfer Notices.  Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any.

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    (c)  Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Share that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

    7.  Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the Successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, Successors and assigns.

    8.  Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the committee of the Company that administers the Company's options, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the committee shall be final and binding on the Company and on Optionee.

    9.  Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York of the United States of America with reference to principles of conflict of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

    10.  Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below benefit its signature, or to such other address as such party may designate in writing from time to time to the other party.

    11.  Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

    12.  Delivery of Payment.  Optionee herewith delivers to the Company the full Option Price for the Shares as set forth in the Option Agreement.

    13.  Entire Agreement.  The Option Agreement (including the Notice of Grant) is incorporated herein by reference. This Agreement, the Option Agreement and the Investment Representation Statement executed by the Optionee herewith constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:
OPTIONEE:	Kimo.com (Cayman) Corporation
By:
David Lu
Title: President, Chief Executive Officer and Director
(Signature)

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ASSIGNMENT SEPARATE FROM CERTIFICATE

    FOR VALUE RECEIVED I,            , hereby sell, assign and transfer unto            (             ) ordinary shares of Kimo.com (Cayman) Corporation (the "Company") standing in my name on the books of the Company represented by Certificate No.            herewith and do hereby irrevocably constitute and appoint the Company as my attorney to transfer the said ordinary shares on the books of the Company with full power of substitution.

    This Stock Assignment may be used only in accordance with the Stock Option Agreement and the Exercise Notice attached thereto between the Company and the undersigned dated as of             , 20  .

Dated:	, 20

Signature:

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ASSIGNMENT SEPARATE FROM CERTIFICATE

    FOR VALUE RECEIVED I,            , hereby sell, assign and transfer unto            (             ) ordinary shares of Kimo.com (Cayman) Corporation (the "Company") standing in my name on the books of the Company represented by Certificate No.            herewith and do hereby irrevocably constitute and appoint the Company as my attorney to transfer the said ordinary shares on the books of the Company with full power of substitution.

    This Stock Assignment may be used only in accordance with the Stock Option Agreement and the Exercise Notice attached thereto between the Company and the undersigned dated as of             , 20  .

Dated:	, 20

Signature:

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EXHIBIT B
INVESTMENT REPRESENTATION STATEMENT

OPTIONEE	:
COMPANY:	:	Kimo.com (Cayman) Corporation
SECURITY	:
AMOUNT	:
DATE	:

    In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

    (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

    (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under that Securities Act in reliance upon a specific therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities musts be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and that Optionee may be required to provide an opinion of counsel in a form satisfactory to the Company's counsel that such an exemption from registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

    (c) Optionee is familiar with the provision of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, is, a non-pubic offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Option; the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the satisfaction of certain of the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

    In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate of the Company, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

    (d) Optionee further understands that in the event all of the applicable Rule 701 or 144 are not under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sale, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

    (e) Optionee has read the Option Plan, read, understood and agrees to the provision of the Stock Option Agreement and the Exercise Notice attached thereto including, without limitation, the Right of First Refusal Right in the Exercise Notice.

Signature of Optionee:

Date:	, 19

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KIMO.COM (CAYMAN) CORPORATION STOCK OPTION AGREEMENT
EXHIBIT A EXERCISE NOTICE
ASSIGNMENT SEPARATE FROM CERTIFICATE
ASSIGNMENT SEPARATE FROM CERTIFICATE
EXHIBIT B INVESTMENT REPRESENTATION STATEMENT